Exhibit 99.2
4Q 2024 Investor Presentation

Disclosure 1 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that are difficult to predict and are generally beyond our control and may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the following: the interest rate policies of the Federal Reserve and other regulatory bodies; an unexpected deterioration in the performance of our loan or securities portfolios; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; unexpected increases in our expenses; different than anticipated growth and our ability to manage our growth; global pandemics, or localized epidemics, could adversely affect the Company’s financial condition and results of operations; potential recessionary conditions, including the related effects on our borrowers and on our financial condition and results of operations; an unanticipated loss of key personnel or existing clients, or an inability to attract key employees; increases in competitive pressures among financial institutions or from non-financial institutions which may result in unanticipated changes in our loan or deposit rates; unanticipated increases in FDIC insurance premiums or future assessments; legislative, tax or regulatory changes or actions, which may adversely affect the Company’s business; impacts related to or resulting from regional and community bank failures and stresses to regional banks; changes in deposit flows, funding sources or loan demand, which may adversely affect the Company’s business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition or results of operation to be reported or perceived differently; general economic conditions, including unemployment rates, either nationally or locally in some or all of the areas in which the Company does business, or conditions in the securities markets or the banking industry being less favorable than currently anticipated; inflation, which may lead to higher operating costs; declines in real estate values in the Company’s market area, which may adversely affect our loan production; an unexpected adverse financial, regulatory, legal or bankruptcy event experienced by our non-bank financial service clients; system failures or cybersecurity breaches of our information technology infrastructure and/or confidential information or those of the Company’s third-party service providers or those of our non-bank financial service clients for which we provide global payments infrastructure; emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or clients; failure to maintain current technologies or technological changes that may be more difficult or expensive to implement than anticipated, and failure to successfully implement future information technology enhancements; the costs, including the possible incurrence of fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results; the current or anticipated impact of military conflict, terrorism or other geopolitical events; the successful implementation or consummation of new business initiatives, which may be more difficult or expensive than anticipated; the timely and efficient development of new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by clients; changes in consumer spending, borrowing or savings habits; the risks associated with adverse changes to credit quality; an unexpected failure to successfully manage our credit risk and the sufficiency of our allowance for credit losses; credit and other risks from borrower and depositor concentrations (e.g., by geographic area and by industry); difficulties associated with achieving or predicting expected future financial results; and the potential impact on the Company’s operations and clients resulting from natural or man-made disasters, wars, acts of terrorism, cyberattacks and pandemics, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Forward-looking statements speak only as of the date of this presentation. We do not undertake (and expressly disclaim) any obligation to update or revise any forward-looking statement, except as may be required by law.

Proven Growth-Oriented Business Model with Strong Risk Management, Poised to Deliver Significant Shareholder Value 3. Safe & Sound • Strong liquidity and disciplined interest rate risk management • Strong capital position • Conservative credit culture • Diversified deposit base • Proven, deposit gathering capability 1. Client Centric • Priority on client execution • Relationship-oriented commercial lending • High touch service • Diversified banking product suite 4. Innovative • History of innovation • Comprehensive, flexible tech stack • Modern Banking in Motion Digital Transformation 2. High Performing • Exceptional margin management • Strong book value growth • Sustainable positive operating leverage • Strong, consistent organic capital generation 2

Relationship Driven Commercial Bank with Strong Client Execution • Our Business Bankers have deep knowledge and expertise across multiple industries (e.g. law firms, resident healthcare, real estate property management, U.S. Trustee and Municipalities). • Full suite of retail financial service products targeting small and middle-market commercial businesses. • Commercial Lending group offers an array of commercial and industrial lending products providing our clients with custom lending solutions. • Commercial Real Estate ("CRE") Lending group has proven track record of successfully navigating today's complex real estate market. White-glove concierge service and a full suite of digital banking services allowing clients to easily manage their everyday banking needs. Modern Banking in Motion Digital Transformation supports future business expansion, drives efficiencies and enables better client experience. Only TRUE mid-sized commercial bank headquartered in NYC. Our mission is to: • Help clients build and sustain generational wealth. • Offer a full range of banking and innovative financial servicesto businesses and individuals embracing an ever-evolving digital banking era. • Deliver enhanced client experiences through an innovative technology platform. • Provide modern and robust internal capabilities for our employees to support future business expansion and back-office efficiencies. Our Mission 3 1 Client Centric

9.5% 8.0% 0.3% Metropolitan Commercial Bank KRX Index² NYC Middle-Market Banks³ Source: Bloomberg, FactSet, S&P Global Market Intelligence 1 CAGR from December 31, 2017 through September 30, 2024 2 KRX Index represents the KBW Regional Banking Index 3 Includes BKU, CNOB, DCOM, FFIC, FLG, OCFC, and VLY 4 Performance since November 7, 2017 (MCB offering price of $35.00 per share) through January 14, 2025 5 Cumulative shareholder return (change in stock price plus reinvested dividends) Share price performance 4JODF *10ĩ Performance since IPO Tangible book value per share CAGR¹ 2017–2024Q3 Earnings per share CAGR¹ 2017–2024Q3 13.4% 5.6% 4.2% Metropolitan Commercial Bank KRX Index² NYC Middle-Market Banks³ 69.8% 14.8% (19.0%) NYC Middle-Market Banks³ Total Return Performance Since IPO relative to KRX² and NYC Banks³, Ī NYC Middle-Market Banks³ KBW Regional Banking Index (“KRX”) Metropolitan Commercial Bank 4 100 143 170 Metropolitan Commercial Bank KRX Index² 2 High Performing 50 100 150 200 250 300 350 11/7/2017 11/17/2018 11/27/2019 12/6/2020 12/16/2021 12/26/2022 1/5/2024 1/14/2025

Track Record of Strong Operating Performance 1 Annualized. 2 Non-GAAP financial measure. See reconciliation to GAAP measure on slide 26. 3 CAGR from December 31, 2017 through December 31, 2024. 4 MCB closing stock price on January 14, 2025, of $59.43. Strong Book Value Growth Since IPO Tangible Book Value per Share2 Strong Operating Results 4Q 2024 $27.04 $30.34 $34.15 $39.25 $50.11 $51.70 $58.69 $64.31 2017 2018 2019 2020 2021 2022 2023 2024 5 2 High Performing 53.7% Efficiency Ratio 0.0% Avg. Last 5 Year Net Charge-offs % / Average Loans 3.66% Net Interest Margin1 1.16% Return on Average Assets1 1.8% Pre-Provision Net Revenue / Average Assets1 12.0% Return on Average Tangible Common Equity1, 2 92.4% Price / Tangible Book Value per Share4 10.0 Price / Last Twelve Months EPS4 Valuation Metrics As of January 14, 2025

6 1 Represents effective average daily Fed Funds rate. Well Managed Net Interest Margin Net Interest Margin Analysis Estimated Sensitivity of Annual Net Interest Income December 31, 2024 Fixed vs. Floating Rate Loans December 31, 2024 1.00% 1.83% 2.16% 0.36% 0.08% 1.68% 5.03% 5.15% 3.52% 3.70% 3.46% 3.26% 2.77% 3.49% 3.49% 3.53% 2017 2018 2019 2020 2021 2022 2023 2024 Average Fed Funds Rate¹ MCB Net Interest Margin ("NIM") Fixed 77% Floating 9.01% 23% 4.45% -4.19% -8.67% -200 bps -100 bps +100 bps +200 bps Approximately 85% of floating rate loans due after one year have floors – Weighted average floor of 6.3% High Performing 2

32.0% 30.9% 30.5% 28.4% 22.3% 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 $5.7 $6.2 $6.2 $6.3 $6.0 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 11.5% 11.6% 11.7% 11.9% 12.0% 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Highly Liquid and Resilient Balance Sheet 75% Insured deposits Deposits ($ bn) CET1 Ratio1 Non-interest bearing Deposit % Deposit Profile at December 31, 2024 192% Uninsured Deposit Coverage Ratio2 BBB+ Kroll Deposit Rating 7 3 Safe & Sound $5.6 $5.7 $5.8 $5.9 $6.0 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Loans ($ bn) 1 Common Equity Tier 1 Capital Ratio 2 Cash and available secured borrowing capacity divided by uninsured deposits.

Modern Banking in Motion Digital Transformation Innovative 8 4 Investments in our Core Banking Platforms will provide an enhanced client experience and efficient and scalable operating systems for our employees Extensive digital proficiencies NextGen analytics capabilities API-based extensibility Optimized back-office processes Efficient loan servicing Modern Banking in Motion Digital Transformation • To be completed during 2025 Service Areas • Payments (Wires, ACH & FedNow) • Digital Banking (Consumers & Commercial) • Fraud Risk Management • Core Processing • Contact Center / Client servicing • Statement Processing and Rendering • Teller System • Commercial Loan Origination and Servicing • Enterprise Datawarehouse

Loans and Deposits 9

10 1 Gross of deferred fees and unamortized costs. 2 Certain prior period amounts adjusted to conform to current presentation. 3 Excludes owner-occupied. 4 Mobile Home Parks, Residential Condos/Co-ops, Temporary Shelters, Religious Orgs., Parking Lots and Garages, Restaurants and Entertainment Facilities * Includes commercial real estate, multifamily and construction loans. Loan Portfolio Growth and Diversification $6.1 billion Gross Loan Portfolio1, 2 December 31, 2024 | $ millions Diversified Loan Portfolio December 31, 2024 31% 7% 6% 5% 6% 5% 4% 3% 3% 3% 7% 17% 31% CRE: Skilled Nursing Facility ("SNF") 7% CRE: Office 6% CRE: Multi-family 6% CRE: Retail 5% CRE: Hospitality 5% CRE: Mixed Use 4% CRE: Land 3% CRE: Construction 3% CRE: Warehouse 3% CRE: Schools  $3& 0UIFSĩ 17% C&I 2% Consumer & 1-4 Family $2,815 $2,840 $2,821 $2,857 $2,911 $2,939 $1,509 $1,684 $1,749 $1,786 $1,827 $1,962 $977 $1,051 $1,057 $1,105 $1,070 $1,046 $69 $67 $109 $108 $106 $104 $5,370 $5,642 $5,736 $5,856 $5,914 $6,051 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Consumer & 1-4 Family C&I CRE: Owner Occupied CRE: Non Owner Occupied* Average 4Q Yield: 7.36% CRE/RBC ratio3 : 346%

19% 18% 11% 8% 8% 7% 5% 3% 21% 19% Manhattan 18% Florida 11% Brooklyn 8% Bronx 8% Queens 7% New Jersey 5% Long Island 3% Other NY 21% Other States 39% 8% 8% 7% 7% 6% 5% 4% 16% 39% Skilled Nursing Facilities 8% Multifamily 8% Office 7% Hospitality 7% Retail 6% Mixed Use 5% Land 4% Warehouse 16% Other CRE Relationship-Based Commercial Real Estate Lending 11 Target Market • New York metropolitan area real estate entrepreneurs with a net worth in excess of $50 million • Primarily concentrated in the New York MSA • Well-diversified across multiple property types Key Metrics December 31, 2024 • Weighted average LTV of 61% • Owner occupied – 41% Composition by Type December 31, 2024 Composition by Region December 31, 2024 Majority of loans are originated through direct relationships or referrals from existing clients. Total CRE loans: $4,901mm

Conservatively Underwritten Multi-family Portfolio

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999
MCB LISTED NYSE

Overview
December 31, 2024 | $ millions

- Total Multi-family loans: **$377mm**, with $1.4mm of payoffs during Q4'24
- Weighted average LTV of 50%
- Recourse on 48% of Total; recourse on 100% of Transitional
- Rent regulated 49% of Total
- Rent regulated have weighted average LTV of 44%
- Stabilized weighted average debt service coverage ratio of 2.17x

Origination Vintage
December 31, 2024

% of $377mm Outstanding Balance



4%
23%
73%
2017 - 2019
2020 - 2021
2022 - 2024

Stabilized[1] Maturity Schedule
December 31, 2024 | $ millions

	2025	2026	Thereafter	Total
Outstanding Balance	$136	$20	$133	$289
Commitment Amount	$136	$20	$138	$294
Avg. Loan Size	$4	$3	$4	$4
LTV[2]	57%	62%	36%	48%
Rent Regulated[2]	61%	71%	53%	58%
With Recourse[2]	33%	78%	26%	32%
Nonperforming	0%	0%	0%	0%
WAC	5.8%	5.1%	4.6%	5.2%

Transitional[1] Maturity Schedule
December 31, 2024 | $ millions

	2025	2026	Thereafter	Total
Outstanding Balance	$65	$22	$0	$87
Commitment Amount	$65	$22	$0	$87
Avg. Commitment Size	$6	$4	$0	$5
LTV[2]	53%	66%	0%	56%
Rent Regulated[2]	7%	51%	0%	19%
With Recourse[2]	100%	100%	0%	100%
Nonperforming	0%	0%	0%	0%
WAC	4.8%	6.1%	0.0%	5.1%

[1] Stabilized facilities provide cash flows adequate to support debt service and collateral value. Transitional are value-add opportunities that may have historic underlying issues or challenges that can be addressed and improved upon.
[2] Based on Outstanding Balance.

12

Conservatively Underwritten, Geographically Diversified CRE Office Portfolio 13 Office by Region December 31, 2024 44% 11% 5% 28% 9% 44% Manhattan 11% Brooklyn 5% Queens 2% Bronx 28% NY Metro Area (outside NYC) 9% Non NY Metro Area Overview December 31, 2024 • Total Office loans: $411mm, with $3.4mm of payoffs during Q4'24 • Weighted average LTV of 52% • Weighted average occupancy rate of 76%* • Weighted average debt service coverage ratio of 1.40x* • Manhattan loans originated since March 2022 is 100% • Owner-occupied is 11.2% • Varying levels of recourse on approximately 56% of loans * Excluding owner-occupied office properties. 1 Based on Outstanding Balance. 2 Single loan with "as is" LTV of 62%. Occupancy by Region December 31, 2024 Maturity Schedule December 31, 2024 | $ millions 53% 82% 61% 42% 82% 82% Non NY Metro Area NY Metro Area (outside NYC) Bronx Queens² Brooklyn Manhattan 2025 2026 Thereafter Total Outstanding Balance $66 $55 $291 $411 Commitment Amount $66 $59 $306 $431 Avg. Commitment Size $6 $7 $11 $9 LTV1 46% 46% 55% 52% Nonperforming 0% 0% 0% 0% WAC 6.5% 6.1% 6.1% 6.1%

$241 $260 $265 $266 $269 $273 $181 $206 $236 $258 $248 $238 $138 $137 $125 $121 $152 $159 $118 $128 $126 $127 $119 $117 $72 $77 $75 $71 $70 $69 $61 $56 $56 $58 $63 $64 $47 $45 $42 $41 $30 $29 $119 $142 $132 $163 $119 $97 $977 $1,051 $1,057 $1,105 $1,070 $1,046 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Other Manufacturing Wholesale Services Other Healthcare Individuals Skilled Nursing Facilities Finance & Insurance Commercial & Industrial Growth Driven by Expertise in Specific Lending Verticals 14 C&I Composition December 31, 2024 Target Market • Middle market businesses with revenues up to $400 million • Well-diversified across industries Key Metrics • Strong historical credit performance - Pledged collateral and/or personal guarantees from high-net-worth individuals support most loans - Target borrowers have strong historical cash flows, and good asset coverage 26% 23% 15% 11% 7% 3% 6% 9% 26% Finance & Insurance 23% Skilled Nursing Facilities 15% Individuals 11% Other Healthcare 7% Services 3% Manufacturing 6% Wholesale Trade 9% Other 1 Certain prior period amounts adjusted to conform to current presentation. C&I Portfolio1 December 31, 2024 | $ millions

Diversified CRE and C&I Healthcare Portfolio

Metropolitan Commercial Bank.
The **Entrepreneurial** Bank Since 1999
25 YEARS | MCB LISTED NYSE

Overview
December 31, 2024

- Active in Healthcare lending since 2002.
- No realized losses since 2002. No deferrals during the pandemic.
- CRE – Skilled Nursing Facilities ("SNF") – average LTV of 69%.
- Highly selective regarding the quality of Skilled Nursing Operators that we finance.
- Borrowers are very experienced operators that typically have in excess of 1,000 beds under management and strong cash flows. Many further supported by vertically integrated related businesses.
- Loans are made primarily in "certificate of need" states which limits the supply of beds and supports stable occupancy rates.
- Stabilized SNF – 65% of CRE SNF portfolio. Stabilized facilities provide cash flows adequate to support debt service and collateral value. Borrowers' primary motive for acquisition of a stabilized property is for synergies with existing portfolio of SNFs. Average debt service coverage ratio is 2.01x.
- Transitional Non-stabilized SNF – are typically value-add opportunities that may have underlying issues that can be remediated. By implementing operational and management changes, enhancing the quality of care, improving the payor mix, and optimizing efficiency, experienced operators can increase the facility's profitability and value. Operators that have a strong market share in the region can negotiate higher reimbursement rates by working with payers, such as Medicare and Medicaid, to negotiate higher reimbursement rates for the services provided by the SNF.

Healthcare Portfolio | December 31, 2024



C&I Other $117 mm
C&I SNF $238 mm
CRE SNF $1,900 mm
CRE SNF - $1,900 mm
C&I SNF - $238 mm
C&I Other Healthcare - $117 mm

Total Healthcare loans: $2,255mm

C&I Healthcare Composition | December 31, 2024



5%
10%
14%
67%
67% SNF
14% Ambulatory Health Care Services
10% Medical Labs
5% Misc. Health Practitioners
2% Doctor Office
2% Ambulance Services

Total C&I Healthcare loans: $355mm

15

C&I Skilled Nursing Facility Exposure by State December 31, 2024 Geographically Diversified Skilled Nursing Facility Portfolio CRE Skilled Nursing Facility Exposure by State December 31, 2024 38% 23% 10% 7% 22% 38% Florida 23% New York 10% New Jersey 7% Indiana 22% Other States 45% 18% 14% 7% 5% 11% 45% Florida 18% New York 14% New Jersey 7% Tennessee 5% Indiana 11% Other 16 Total CRE SNF loans: $1,900mm Total C&I SNF loans: $238mm

$1,667 $1,803 $1,810 $1,880 $2,011 $1,181 $1,135 $1,055 $1,091 $1,108 $890 $989 $1,059 $1,193 $1,217 $655 $757 $758 $723 $781 $858 $940 $892 $770 $92 $325 $298 $298 $311 $305 $238 $316 $298 $302 $392 $5,737 $6,238 $6,170 $6,270 $5,983 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 EB-5, Title & Escrow, & Charter Schools Bankruptcy Trustees Other** Municipal Property Managers Deposits from Loan Customers Retail Deposits 22% 76% 22% Non-interest-bearing demand deposits 76% Money market & savings account 2% Time deposits 4Q Cost of deposits: 3.15% Deposit Verticals Composition Over Time $ millions* Deposit Composition * Certain prior period amounts adjusted to conform to current presentation. ** GPG wind down. Total Deposits $ millions* $5,737 $6,238 $6,170 $6,270 $5,983 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Deposits Composition December 31, 2024 17

Modern Banking in Motion Digital Transformation 18

Modern Banking in Motion
Digital Transformation

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999
25 YEARS | MCB LISTED NYSE

Overview

- The Bank is modernizing its core, payments and online banking systems to support continued growth. A modern stack will support future business expansion, drive efficiencies and enable a better client experience.
- Digital transformation will provide extensive digital proficiencies, NextGen analytics capabilities, API-based extensibility, optimized back-office processes and efficient origination and loan servicing.
- In 2024, launched project Phoenix to overhaul the Bank's infrastructure in line with its strategic growth. This project is expected to be completed in Q4'2025 and includes the redesign of the network, expansion of the datacenters, and increased system capacity.
- Projects to be completed in 2025
- Total estimated project costs – $17 million (including 10% contingency)
- Project costs expensed to date – $6.5 million

		2024				2025			
Service Description	**Partners**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**	**Q3**	**Q4**
Payments Hub (Wires)	finzly			★					
Payments Hub (ACH)	finzly							★	
Payments Hub (FedNow)	finzly					★			
Commercial Loans Servicing	afs								★
Enterprise Datawarehouse	snowflake								★
Digital Banking (Consumers)	ebankit				★				
Digital Banking (Commercial)	ebankit								★
Fraud Risk Management	ALLOY / MX					★			
Core Processing	Finxact								★
Contact Center / Core servicing	savana								★
Statements Processing and Rendering	PRINTMAIL SOLUTIONS								★
Teller System	Licensing agreement being negotiated								★
Project Phoenix	N.A.								★

★ Go live. N.A. – not applicable.

19

Modern Banking in Motion
Digital Transformation Partners

Metropolitan Commercial Bank. The Entrepreneurial Bank Since 1999 | 25 YEARS | MCB LISTED NYSE

Partners	Service Areas	About
finzly	Payments Hub (wires) Payments Hub (ACH) Payments Hub (FedNow)	Finzly provides a modern, cloud-based, API-enabled operating system that serves as a parallel payment processing platform to a bank's core. Finzly offers a wide range of turnkey banking solutions, including a multi-rail payment for traditional payments on ACH and wires, instant payments on FedNow and RTP, foreign exchange, trade finance, compliance, and commercial banking digital experiences.
afs	Commercial Loans Origination and Servicing	AFS is the global leader in providing advanced commercial loan servicing solutions to lending institutions of all sizes. Solely dedicated to the commercial lending industry, AFS is uniquely positioned to support its client's business and technology transformation.
snowflake	Enterprise Datawarehouse	Snowflake enables organizations to mobilize their data with Snowflake's Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, power data applications, and execute diverse AI/ML and analytic workloads.
ebankIT	Digital Banking (Consumers & Commercial)	ebankIT enables banks to deliver humanized, personalized, and accessible digital experiences for their customers from mobile to web banking, from wearable gadgets to the metaverse and beyond.
ALLOY MX	Fraud Risk Management & KYC	Alloy helps banks and fintech companies make safe and seamless fraud, credit, and compliance decisions. Alloy's platform connects companies to more than 150 data sources of KYC/KYB, AML, credit, and compliance data through a single API to help create a future without fraud. MX Technologies, Inc. is a leader in actionable intelligence, enabling financial providers and consumers to do more with financial data. MX offers fast, secure solutions that helps streamline the account opening process while mitigating fraud and reducing risk.
Finxact	Core Processing	To drive continued growth, the Bank is modernizing its core banking system with Finxact. Finxact, a gen-3 core, was built to be a full core banking solution providing MCB with the ability to develop and get to market with speed, with complete flexibility and control to adopt new capabilities. Gen 3 core solutions are geared towards banks who are looking to rapidly innovate utilizing new technologies to create unique customer experiences through a cloud-native / event driven architecture enabling highly automated real time access to bank data from modern APIs to all ancillary systems.
savana	Contact Center / Core servicing	Savana provides a front-end servicing solution for the core processing system. Savana's platform is designed to orchestrate channels, products and processes to provide a unified ecosystem that streamlines operations between the core, back office and banker assisted channel.
PRINTMAIL SOLUTIONS	Statements Processing and Rendering	PrintMail Solutions is the industry leader in print and electronic delivery of customer communications. PrintMail Solutions has the ability and experience to interface with virtually every core platform and imaging software.

20

Selected Financial Information 21

Proven High Growth Business Model Loans1 | $ millions $1,404 $1,661 $2,791 $3,830 $6,436 $5,278 $5,737 $5,983 2017 2018 2019 2020 2021 2022 2023 2024 Deposits | $ millions $63 $83 $108 $142 $181 $256 $251 $277 2017 2018 2019 2020 2021 2022 2023 2024 Revenue | $ millions $12 $26 $30 $39 $60 $59 $77 $67 2017 2018 2019 2020 2021 2022³ ĩ Ī Net Income | $ millions 1 Loans, net of deferred fees and costs. 2 CAGR from December 31, 2017 through December 31, 2024. 3 Includes a $35.0 million charge for a regulatory settlement reserve in the fourth quarter of 2022. 4 Includes a $5.5 million reversal of the regulatory settlement reserve. 5 Includes a $10.0 million regulatory reserve recorded in the third quarter of 2024 $1,421 $1,867 $2,678 $3,137 $3,732 $4,841 $5,625 $6,034 2017 2018 2019 2020 2021 2022 2023 2024 22

Return on Average Assets Highly Profitable, Scalable Model 1 Non-GAAP financial measures. See reconciliation on slide 26. 2 Total non-interest expense divided by Total revenues. 3 Includes a $35.0 million charge for a regulatory settlement reserve. 4 Includes a $5.5 million reversal of the regulatory settlement reserve. Ī *ODMVEFT B  NJMMJPO SFHVMBUPSZ SFTFSWF SFDPSEFE JO UIF UIJSE RVBSUFS PG  Efficiency ratio2 10.5% 10.8% 11.3% 12.9% 15.2% 10.4% 12.6% 9.7% 2017 2018 2019 2020 2021 2022³ ĩ Ī ROATCE1 52.1% 52.1% 55.4% 52.5% 48.3% 58.2% 52.5% 62.7% 2017 2018 2019 2020 2021 2022³ ĩ Ī Net Interest Margin 3.52% 3.70% 3.46% 3.26% 2.77% 3.49% 3.49% 3.53% 2017 2018 2019 2020 2021 2022 2023 2024 23 0.81% 1.31% 1.06% 1.02% 1.06% 0.90% 1.19% 0.91% 2017 2018 2019 2020 2021 2022 2023 2024

0.24% 0.02% 0.17% 0.20% 0.28% 0.00% 0.92% 0.54% 2017 2018 2019 2020 2021 2022 2023 2024 Non-Performing Loans/Loans Credit Metrics NCOs/Average Loans ACL/Loans Non-Performing Loans/ACL 0.32% -0.06% -0.13% 0.01% 0.13% 0.00% 0.02% 0.00% 2017 2018 2019 2020 2021 2022 2023 2024 1.05% 1.02% 0.98% 1.13% 0.93% 0.93% 1.03% 1.05% 2017 2018 2019 2020 2021 2022 2023* 2024 22.8% 1.5% 17.1% 18.0% 29.6% 0.0% 89.5% 51.5% 2017 2018 2019 2020 2021 2022 2023* 2024 24 * Includes $2.3 million increase in ACL due to impact of CECL adoption on January 1, 2023.

Capital Ratios* Common Equity Tier 1 Capital Ratio 15.3% 13.2% 10.1% 10.1% 14.1% 12.1% 11.5% 11.9% 2017 2018 2019 2020 2021 2022¹ 2023² 2024³ Minimum to be "Well Capitalized" * These capital ratios are for Metropolitan Bank Holding Corp. 1 Includes a $35.0 million charge for a regulatory settlement reserve. 2 Includes a $5.5 million reversal of the regulatory settlement reserve. 3 Includes a $10.0 million regulatory reserve recorded in the third quarter of 2024. ĩ /PO(""1 GJOBODJBM NFBTVSF 4FF SFDPODJMJBUJPO UP (""1 NFBTVSF PO TMJEF  Tier 1 Leverage Ratio 13.7% 13.7% 9.4% 8.5% 8.5% 10.2% 10.6% 10.8% 2017 2018 2019 2020 2021 2022¹ 2023² 2024³ Minimum to be "Well Capitalized" 19.9% 16.9% 12.5% 12.7% 16.1% 13.4% 12.8% 13.3% 2017 2018 2019 2020 2021 2022¹ 2023² 2024³ Minimum to be "Well Capitalized" Total Risk-Based Capital Ratio TCE / TA4 12.7% 11.5% 8.5% 7.5% 7.7% 9.0% 9.2% 9.9% 2017 2018 2019 2020 2021 2022¹ 2023² 2024³ 25

Reconciliation of GAAP to Non-GAAP Measures

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999
MCB LISTED NYSE

$ thousands, except per share data	Q4 2024	For Year Ending						
		2023	2022	2021	2020	2019	2018	2017
Average assets	$ 7,363,252	$ 6,506,614	$ 6,621,631	$ 5,724,230	$ 3,863,013	$ 2,846,959	$ 1,951,982	$ 1,524,202
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$ 7,353,519	$ 6,496,881	$ 6,611,898	$ 5,714,497	$ 3,853,280	$ 2,837,226	$ 1,942,249	$ 1,514,469
Average equity	$ 721,506	$ 621,006	$ 578,787	$ 413,212	$ 320,617	$ 282,604	$ 251,030	$ 133,462
Less: Average preferred equity	-	-	-	4,585	5,502	5,502	5,502	5,502
Average common equity	721,506	621,006	578,787	408,627	315,115	277,102	245,528	127,960
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$ 711,773	$ 611,273	$ 569,054	$ 398,894	$ 305,382	$ 267,369	$ 235,795	$ 118,227
Total assets	$ 7,300,749	$ 7,067,672	$ 6,267,337	$ 7,116,358	$ 4,330,821	$ 3,357,572	$ 2,182,644	$ 1,759,855
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets	$ 7,291,016	$ 7,057,939	$ 6,257,604	$ 7,106,625	$ 4,321,088	$ 3,347,839	$ 2,172,911	$ 1,750,122
Total Equity	$ 729,827	$ 659,021	$ 575,897	$ 556,989	$ 340,787	$ 299,124	$ 264,517	$ 236,884
Less: preferred equity	-	-	-	-	5,502	5,502	5,502	5,502
Common Equity	729,827	659,021	575,897	556,989	335,285	293,622	259,015	231,382
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$ 720,094	$ 649,288	$ 566,164	$ 547,256	$ 325,552	$ 283,889	$ 249,282	$ 221,649
Common shares outstanding	11,197,625	11,062,729	10,949,965	10,920,569	8,295,272	8,312,918	8,217,274	8,196,310
Book value per share (GAAP)	$ 65.18	$ 59.57	$ 52.59	51.00	40.42	35.32	31.52	28.23
Tangible book value per share (non-GAAP)*	$ 64.31	$ 58.69	$ 51.70	50.11	39.25	34.15	30.34	27.04
Total Revenue (GAAP)	$ 71,004	$ 250,739	$ 255,751	$ 180,698	$ 141,924	$ 108,239	$ 83,177	$ 63,382
Less: Gain on sale of securities	-	-	-	609	3,286	-	(37)	-
Revenue excluding gain on sale of securities (non-GAAP)	$ 71,004	$ 250,739	$ 255,751	$ 180,089	$ 138,638	$ 108,239	$ 83,214	$ 63,382

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings presentation includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company's operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings presentation to the comparable GAAP measures are provided in the accompanying tables.

* Tangible common equity divided by common shares outstanding at period-end.

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Reconciliation of GAAP to Non-GAAP Measures, continued

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999
MCB LISTED NYSE

(dollars in thousands, except per share data)	Quarterly Data Q4 2024	Q3 2024	Q2 2024	Q1 2024	Year ended YTD 2024
Net income (loss)	$ 21,418	$ 12,266	$ 16,799	$ 16,203	$ 66,686
Regulatory remediation	(370)	10,540	3,647	2,305	16,122
GPG wind down	192	149	129	819	1,289
Digital transformation	1,102	1,946	1,695	1,805	6,548
Impact of adjustments	924	12,635	5,471	4,929	23,959
Tax impact	(293)	(3,814)	(1,623)	(1,640)	(7,370)
Impact of adjustments, net of tax	631	8,821	3,848	3,289	16,589
Adjusted net income (non-GAAP)	$ 22,049	$ 21,087	$ 20,647	$ 19,492	$ 83,275
Diluted earnings (loss) per common share	$ 1.88	$ 1.08	$ 1.50	$ 1.46	$ 5.93
Impact of adjustments, net of tax	0.06	0.78	0.34	0.26	1.47
Adjusted diluted earnings per common share (non-GAAP)	$ 1.94	$ 1.86	$ 1.84	$ 1.72	$ 7.40
Return on average assets [(1)]	1.16 %	0.67 %	0.92 %	0.91 %	0.91 %
Impact of adjustments, net of tax	0.03	0.48	0.21	0.18	0.23
Adjusted return on average assets (non-GAAP)	1.19 %	1.15 %	1.13 %	1.09 %	1.14 %
Return on average equity [(1)]	11.8 %	6.9 %	9.9 %	9.8 %	9.6 %
Impact of adjustments, net of tax	0.4	5.0	2.3	2.0	2.4
Adjusted return on average equity (non-GAAP)	12.2 %	11.9 %	12.2 %	11.8 %	12.0 %
Return on average tangible common equity [(1)]	12.0 %	7.0 %	10.1 %	9.9 %	9.7 %
Impact of adjustments, net of tax	0.3	5.0	2.3	2.0	2.5
Adjusted return on average tangible common equity (non-GAAP)	12.3 %	12.0 %	12.4 %	11.9 %	12.2 %
Efficiency ratio	53.7 %	71.7 %	62.4 %	62.8 %	62.7 %
Impact of adjustments	(1.3)	(17.7)	(8.0)	(7.4)	(8.7)
Adjusted efficiency ratio (non-GAAP)	52.4 %	54.0 %	54.4 %	55.4 %	54.0 %

(1) For periods less than a year, ratios are annualized.

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